SCHEDULE II
                   INFORMATION WITH RESPECT TO
        TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
          SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

COMMON STOCK-STANDARD MOTOR PRDCT


 THE GABELLI PERFORMANCE PARTNERSHIP

                7/05/95            3,500            20.2500


 GABELLI FUNDS, INC.

 THE GABELLI ASSET FUND

                8/23/95           10,700            20.0000


 GAMCO INVESTORS, INC.

                8/15/95            2,000            19.8750
                8/02/95              500            19.7500
                8/02/95            1,000            20.0000
                7/24/95            1,000-           20.0000
                7/13/95            2,500            20.2500
                7/11/95            2,000            20.2500
                7/10/95            3,000            20.2500
                7/06/95            2,500            20.1250
                7/05/95            2,000            20.2500
                6/30/95            2,000            19.8750
                6/23/95            1,000            20.2500










(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.



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